As filed with the Securities and Exchange Commission on May 27, 1998
                                                    Registration No. 333-_______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)

               California                                 94-2802192
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                              645 North Mary Avenue
                           Sunnyvale, California 94088
                    (Address of Principal Executive Offices)

                        1988 Employee Stock Purchase Plan
                             1993 Stock Option Plan
                            (Full title of the plans)

                               Charles R. Trimble
                                    President
                           Trimble Navigation Limited
                              645 North Mary Avenue
                           Sunnyvale, California 94088
                     (Name and address of agent for service)
                                 (408) 481-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             John B. Goodrich, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                                                       CALCULATION OF REGISTRATION FEE
        ------------------------------------------------------------------------------------------------------------
                                                                 Proposed           Proposed
                  Title of                         Amount        Maximum             Maximum          Amount of
                Securities to                      to be         Offering           Aggregate        Registration
                be Registered                    Registered    Price Per Share    Offering Price         Fee
        -------------------------------------------------------------------------------------------------------------
          Common Stock
          - 1988 Employee Stock Purchase Plan     650,000       $15.778(1)        $10,255,700.00(1)      $3,025.00
          - 1993 Stock Option Plan                600,000       $18.563(2)        $11,137,800.00(2)      $3,286.00
        --------------------------------------- ---------      ---------------- ------------------ ------------------
                                                1,250,000                         $21,393,500.00         $6,311.00
                                                =========
        -------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the high and low price reported by the Nasdaq National Market System on May 20, 1998.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price reported by the Nasdaq National Market System on May 20, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The registrant hereby incorporates by reference the contents of the following Registration Statements on Form S-8: Registration No. 33-39647 dated April 2, 1991, Registration No. 34-57522 dated January 28, 1993, Registration No. 33-78502 dated May 3, 1994, Registration No. 33-91858 dated May 3, 1995, Registration No. 333-04670 dated May 3, 1996, and Registration No. 333-28429 dated June 3, 1997.


Item 8. Exhibits.

     Exhibit
     Number
     ------
      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation

     10.1      1988 Employee Stock Purchase Plan

     10.2      1993 Stock Option Plan

     23.1      Consent of Ernst & Young LLP, Independent Auditors

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

     24.1      Power of Attorney (See Page 3)

                                   SIGNATURES
The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 19, 1998.



                                                      TRIMBLE NAVIGATION LIMITED



                                                      By:/s/ Charles R. Trimble
                                                         Charles R. Trimble,
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Trimble and Dennis R. Ing, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                  Title                                 Date

 /s/ Charles R. Trimble
    (Charles R. Trimble)      President, Chief Executive
                              Officer (Principal Executive
                              Officer) and Director              May 19, 1998

/s/ Dennis R. Ing
   (Dennis R. Ing)            Vice President - Finance and
                              Chief Financial Officer (Principal
                              Financial Officer and Principal
                              Accounting Officer)                May 19, 1998
/s/ Robert S. Cooper
   (Robert S. Cooper)         Director                           May 27, 1998


/s/ John B. Goodrich
   (John B. Goodrich)         Director                           May 20, 1998


/s/ William Hart
   (William Hart)             Director                           May 27, 1998

/s/ Bradford W. Parkinson
   (Bradford W. Parkinson)    Director                           May 17, 1998

 TRIMBLE NAVIGATION LIMITED

                            Certificate of Secretary


         Robert A. Trimble certifies as follows:

         1) He is the duly elected and acting Secretary of Trimble Navigation Limited, a California corporation (the "Company").

         2) Attached hereto as is a true and correct copy of the resolutions adopted by the Board of Directors of the company at a meeting on December 18, 1997, and such resolutions have not been amended or revoked an are in full force and effect on the date hereof.


         IN WITNESS WHEROF, I have executed this certificate this 5th day of May, 1998.



                                              /s/ Robert A. Trimble
                                                  Robert A. Trimble, Secretary

                           RESOLUTIONS ADOPTED BY THE

                              BOARD OF DIRETORS OF

                           TRIMBLE NAVIGATION LIMITED



         AMENDMENT OF STOCK PLANS

                  RESOLVED FURTHER: That the board hereby increases by 600,000 shares the number of shares of the Company's common stock available for issuance under the Company's 1993 Stock Option Plan from 3,200,000 shares to 3,800,000 shares.

                  RESOLVED FURTHER: That the board hereby increases by 650,000 shares the number of shares of the Company's common stock available for issuance under the Company's 1988 Employee Stock Purchase Plan from 1,700,000 shares to 2,350,000 shares.

                                INDEX TO EXHIBITS


     Exhibit
     Number         Description
     ------         ----------------------------------------------------------
     5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation

    10.1            1988 Employee Stock Purchase Plan

    10.2            1993 Stock Option Plan

    23.1            Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

    24.1            Power of Attorney (see Page 3)